UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 25, 2025

QuickLogic Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-22671	77-0188504

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2220 Lundy Avenue, San Jose, CA		95131-1816
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (408) 990-4000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communicati1ons pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	QUIK	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 1.01 Entry Into a Material Definitive Agreement.

On February 25, 2025, QuickLogic Corporation (the “Company”) entered into an At Market Issuance Sales Agreement (the “Sales Agreement”) with Needham & Company, LLC (the “Agent”), pursuant to which the Company may offer and sell, from time to time, through the Agent, as sales agent, shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), having an aggregate offering price of up to $20,000,000 (the “ATM Offering”).

The Company is not obligated to sell any shares under the Sales Agreement. Subject to the terms and conditions of the Sales Agreement, the Agent will use commercially reasonable efforts, consistent with its normal trading and sales practices, applicable state and federal law, rules and regulations and the rules of the Nasdaq Capital Market, to sell shares from time to time based upon the Company’s instructions, including any price, time or size limits specified by the Company. The Company has no obligation to sell any shares of Common Stock under the Sales Agreement and may at any time suspend solicitation and offers under the Sales Agreement. Under the Sales Agreement, the Agent may sell shares by any method deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended. The Company will pay the Agents a commission of up to 3.0% of the gross sales price per share sold and provide them with customary indemnification and contribution rights. The Sales Agreement may be terminated by the Agent or by the Company upon notice to the other party as provided in the Sales Agreement.

The issuance and sale, if any, of the shares by the Company under the Agreement will be made pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-266942) initially filed with the Securities and Exchange Commission (the “Commission”) on August 17, 2022 and declared effective by the Commission on August 26, 2022 (the “Registration Statement”). The ATM Offering is described in the Company’s Prospectus dated August 26, 2022, as supplemented by a Prospectus Supplement dated February 25, 2025, as filed with the SEC on February 25, 2025.

The foregoing description of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The legal opinion of The NBD Group, Inc. relating to the validity of the shares of common stock being offered pursuant to the Sales Agreement is filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any shares under the Sales Agreement nor shall there be any sale of such shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
1.1	At Market Issuance Sale Agreement, dated February 25, 2025, between the Company and Needham & Company, LLC.
5.1	Legal Opinion of The NBD Group, Inc.
23.1	Consent of The NBD Group, Inc. (included in Exhibit 5.1).
104	Cover Page Interactive Data File - The cover page XBRL tags are embedded within the inline XBRL document.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 25, 2025	QuickLogic Corporation

/s/ Elias Nader
Elias Nader Chief Financial Officer and Senior Vice-President, Finance (Principal Financial Officer)

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